UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 19, 2008

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                                            Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 19, 2008, our board of directors amended our code of business conduct and ethics to change the provisions dealing with investments in clients by our officers, employees, directors and outside consultants.  The fourth paragraph of Section IV of our code of business conduct and ethics now reads as follows:

“No associate may knowingly acquire or hold securities of a client or other party for which the associate is performing work if ownership of the securities would be likely to affect adversely either the associate’s ability to exercise independent professional judgment on behalf of the client or the quality of the associate’s work.  An aggregate investment in the client’s securities which is equal to or greater than $50,000 will normally be presumed to have such an adverse effect.  Investments in client companies that meet or exceed that amount must be approved in writing by CRA’s Compliance Committee, except that investments in clients by non-employee directors who do not provide services to CRA clients in connection with CRA engagements and who have not done so for the preceding year will be presumed to be acceptable and are not subject to prior approval by CRA’s Compliance Committee.  In addition, a CRA associate cannot serve as the OIC or Project Manager of a project for a client in which the associate knowingly has an investment of more than $25,000 without the approval of the Compliance Committee.  Of course, associates must always follow CRA’s other policies concerning the trading of securities, including those further described in this Code.”

A copy of our code of business conduct and ethics, as amended to reflect the changes described above, is attached as exhibit 99.1 to this current report on form 8-K and incorporated herein by reference.

Item 9.01                                            Financial Statements and Exhibits.

(d)  Exhibits

Number	Title
99.1	CRA International, Inc. Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: June 23, 2008	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer

Exhibit Index

Number	Title
99.1	CRA International, Inc. Code of Business Conduct and Ethics